EXHIBIT 10.4
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                       NETWORK-1 SECURITY SOLUTIONS, INC.
                           445 PARK AVENUE, SUITE 1028
                              NEW YORK, N.Y. 10022



                                                                January 22, 2004

Mr. David Kahn
380 Hempstead Ave, Suite 5
West Hempstead, NY 11552

Dear David;

     On behalf of Network-1 Security Solutions, Inc. (the "Company"), this letter summarizes the terms upon which Network-1 will retain the services of David C. Kahn, CPA to serve as Chief Financial Officer of the Company.

     The Company has agreed to use your services for the year ending December 31, 2004. In consideration thereof, you shall be paid as follows:

     (i) $5500 per month for the period from the date of this letter through April 30, 2004;

     (ii)  $4500 per month from May 1, 2005 through August 31, 2004; and

     (iii) $3500 per month from September 1, 2004 through December 31, 2004.

     Subject to the approval of the Company's Board of Directors, you will also receive options (the "Option") to purchase 50,000 shares of common stock of Network-1, under the Company's Stock Option Plan, at an exercise price equal to the fair market value of the shares on the date of approval by the Company's Board of Directors. 20,000 shares underlying the Option shall vest immediately and the balance shall vest on a monthly basis through December 31, 2004.

     As Chief Financial Officer of the Company you will be responsible, among other things, for the maintenance of the books and records of the Company, the preparation of tax returns and financial statements for the Board of Directors of the Company and for required financial filings with the Securities and Exchange Commission including certifications required to be signed by you as Chief Financial Officer. You will be also be required to sign the Company's standard work for hire non-competition, nondisclosure, and confidentiality agreement.
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     You understand that your relationship with the Company will be as an independent contractor and not as an employee. The Company may terminate this letter agreement and your services at anytime for any reason. However, in the event your employment is terminated without "Good Cause" (as defined below), you shall be entitled to receive the balance of the payments owed to you through December 31, 2004 and the accelerated vesting of all remaining unvested Options. A termination for "Good Cause" shall be defined as follows: (i) commission of an act constituting a felony or involving fraud, moral turpitude, theft or dishonesty which is not a felony and which materially adversely affects the Company or could reasonably be expected to materially adversely affect the Company, (ii) failure to perform your duties as Chief Financial Officer which, if curable, shall not have been cured with 10 days written notice from the Company, (iii) failure to follow the lawful directions of the Board of Directors of the Company, which, if curable, shall not have been cured within 10 days written notice from the Company, or (iv) a material breach of the terms of this letter agreement.

     This letter agreement shall be governed by the laws of the State of New York without regard to principles of conflict of laws.

     It is a great pleasure to welcome you to Network-1 Security Solutions, Inc. I fully expect that you will make a major contribution to the Company's success.

                                                           Sincerely,


                                                           /s/ Corey M. Horowitz
                                                           ---------------------
                                                           Corey M. Horowitz,
                                                           Chairman and CEO






I accept the offer to join Network-1 Security Solutions, Inc. and confirm the understanding of the above terms and conditions.

/s/ David C. Kahn, CPA
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David C. Kahn, CPA


Date: January 22, 2004